                                                                      Exhibit 21


                     FEDERAL-MOGUL CORPORATION SUBSIDIARIES

The direct and indirect subsidiaries of the Company and their respective States or other jurisdictions of incorporation as of December 31, 1999, are as follows:


                                                                                          Percentage of
                                                                                        Voting Stock Owned
                                                             Jurisdiction             directly and indirectly
       Name of Subsidiary                                 of Incorporation              by Federal-Mogul
       ------------------                                 ----------------              ----------------

Federal-Mogul Canada, Ltd.                                    Canada                          100%
Federal-Mogul, S.A.                                           France                          100%
Federal-Mogul Holdings Deutschland GmbH                       Germany                         100%
Federal-Mogul Weisbaden GmbH                                  Germany                         100%
Federal-Mogul Burscheid GmbH                                  Germany                         100%
Federal-Mogul Ignition SpA                                    Italy                           100%
Federal-Mogul Cuorgne, S.p.A.                                 Italy                           100%
Federal-Mogul Aftermarket Italia SRL                          Italy                           100%
Federal-Mogul Holding SRL                                     Italy                           100%
Federal-Mogul Sealing Systems SpA                             Italy                           100%
Federal-Mogul de Mexico S.A. de C.V.                          Mexico                           94%
Servicios de Componentes Automotrices, S.A.                   Mexico                          100%
Servicios Administrativos Industriales, S.A.                  Mexico                          100%
Federal-Mogul Netherlands B.V.                                Netherlands                     100%
Federal-Mogul Global B.V.                                     Netherlands                     100%
Federal-Mogul Growth B.V.                                     Netherlands                     100%
Federal-Mogul Holdings B.V.                                   Netherlands                     100%
Federal-Mogul Investments B.V.                                Netherlands                     100%
T & N Holdings Ltd.                                           South Africa                    100%
Federal-Mogul, S.A.                                           Switzerland                     100%
Federal-Mogul Global Growth Limited                           United Kingdom                  100%
F-M UK Holding Ltd.                                           United Kingdom                  100%
T & N Limited                                                 United Kingdom                  100%
Fleetside Investments Ltd.                                    United Kingdom                  100%
T & N Trademarks Ltd.                                         United Kingdom                  100%
Federal-Mogul World Wide, Inc.                                Michigan                        100%
Federal-Mogul Funding Corporation                             Michigan                        100%
Federal-Mogul Ignition Company                                Delaware                        100%


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                 FEDERAL-MOGUL CORPORATION SUBSIDIARIES (CONT.)

                                                                                           Percentage of
                                                                                         Voting Stock Owned
                                                             Jurisdiction              directly and indirectly
       Name of Subsidiary                                 of Incorporation                by Federal-Mogul
       ------------------                                 ----------------                ----------------

Federal-Mogul Products, Inc.                                  Missouri                        100%
Federal-Mogul UK Holdings Inc.                                Delaware                        100%
Federal-Mogul Global Inc.                                     Delaware                        100%
Federal-Mogul Dutch Holdings Inc.                             Delaware                        100%
F-M International Group Inc.                                  Delaware                        100%
Felt Products Manufacturing Co.                               Delaware                        100%
T & N Industries Inc.                                         Delaware                        100%
Federal-Mogul Piston Rings, Inc.                              Delaware                        100%
Ferodo America, Inc.                                          Delaware                        100%
Federal-Mogul Powertrain Inc.                                 Michigan                        100%

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